Exhibit 99.1

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Delta Reports Financial and Operating Performance for March 2013

ATLANTA, Apr. 2, 2013 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for March 2013.

Unit revenues for the month of March increased 2.0% year over year, led by gains in the trans-Atlantic and Latin entities, which were partially offset in the Pacific by the impact of a weakening yen.  The reduction from previous guidance is due to lower close-in bookings driven by the sequester, lower than expected demand as a result of our attempt to drive higher yields, and temporary inefficiencies during implementation of new revenue management technology.

Delta completed 99.3 percent of its flights in March and ran an on-time arrival rate of 84.9 percent.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results

March Consolidated PRASM change year over year	2.0%
Projected March quarter fuel price per gallon, adjusted	$3.23-3.28
March On-time performance (preliminary DOT A14)	84.9%
March Mainline completion factor	99.3%

Note: Fuel price includes taxes, transportation, settled hedges, hedge premiums and refinery impact, but excludes mark to market adjustments on open hedges.

Delta Air Lines serves more than 160 million customers each year. Delta was named by Fortune magazine as the most admired airline worldwide in its 2013 World’s Most Admired Companies airline industry list, topping the list for the second time in three years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 313 destinations in 57 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with hubs in Amsterdam, Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-LaGuardia, New York-JFK, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. Delta is investing more than $3 billion in airport facilities and global products, services and technology to enhance the customer experience in the air and on the ground. Additional information is available on delta.com, Twitter @Delta, Google.com/+Delta and Facebook.com/delta.

Forward Looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of posting collateral in connection with our fuel hedge contracts; the impact of significant funding obligations with respect to defined benefit pension plans; the impact that our indebtedness may have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our dependence on technology in our operations; disruptions or security breaches of our information technology infrastructure; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at the Trainer refinery; the impact of environmental regulation on the Trainer refinery; our ability to retain management and key employees; our ability to use net operating losses to offset future taxable income; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the effects of terrorist attacks; the effects of the rapid spread of contagious illnesses; and the costs associated with insurance.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2012.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of April 2, 2013, and which we have no current intention to update.

	Monthly Traffic Results (a)				Year to Date Traffic Results (a)

	March 2013	March 2012	Change		March 2013	March 2012	Change

RPMs (000):
Domestic	10,108,008	10,115,366	(0.1%)		25,975,830	26,225,776	(1.0%)
Delta Mainline	8,162,880	7,943,539	2.8%		20,966,848	20,641,374	1.6%
Regional	1,945,128	2,171,827	(10.4%)		5,008,982	5,584,402	(10.3%)
International	6,366,977	6,344,621	0.4%		17,099,730	17,125,399	(0.1%)
Latin America	1,513,816	1,401,371	8.0%		3,970,116	3,668,304	8.2%
Delta Mainline	1,499,223	1,388,787	8.0%		3,920,863	3,631,232	8.0%
Regional	14,593	12,584	16.0%		49,253	37,072	32.9%
Atlantic	2,754,036	2,921,419	(5.7%)		7,187,583	7,714,189	(6.8%)
Pacific	2,099,126	2,021,831	3.8%		5,942,030	5,742,906	3.5%
Total System	16,474,985	16,459,987	0.1%		43,075,560	43,351,175	(0.6%)

ASMs (000):
Domestic	11,904,842	11,717,680	1.6%		31,916,638	32,274,338	(1.1%)
Delta Mainline	9,409,560	9,044,065	4.0%		25,168,832	24,881,001	1.2%
Regional	2,495,282	2,673,615	(6.7%)		6,747,806	7,393,337	(8.7%)
International	7,538,473	7,847,457	(3.9%)		21,101,970	22,133,891	(4.7%)
Latin America	1,809,162	1,796,857	0.7%		4,806,645	4,708,783	2.1%
Delta Mainline	1,788,878	1,777,221	0.7%		4,737,570	4,647,998	1.9%
Regional	20,284	19,636	3.3%		69,075	60,785	13.6%
Atlantic	3,256,200	3,589,737	(9.3%)		9,256,978	10,346,124	(10.5%)
Pacific	2,473,111	2,460,863	0.5%		7,038,348	7,078,984	(0.6%)
Total System	19,443,315	19,565,137	(0.6%)		53,018,608	54,408,229	(2.6%)

Load Factor:
Domestic	84.9%	86.3%	(1.4)	pts	81.4%	81.3%	0.1	pts
Delta Mainline	86.8%	87.8%	(1.0)	pts	83.3%	83.0%	0.3	pts
Regional	78.0%	81.2%	(3.2)	pts	74.2%	75.5%	(1.3)	pts
International	84.5%	80.8%	3.7	pts	81.0%	77.4%	3.6	pts
Latin America	83.7%	78.0%	5.7	pts	82.6%	77.9%	4.7	pts
Delta Mainline	83.8%	78.1%	5.7	pts	82.8%	78.1%	4.7	pts
Regional	71.9%	64.1%	7.8	pts	71.3%	61.0%	10.3	pts
Atlantic	84.6%	81.4%	3.2	pts	77.6%	74.6%	3.0	pts
Pacific	84.9%	82.2%	2.7	pts	84.4%	81.1%	3.3	pts
Total System	84.7%	84.1%	0.6	pts	81.2%	79.7%	1.5	pts

Mainline Completion	99.3%	99.7%	(0.4)	pts
Factor

Passengers Boarded	14,391,333	14,492,453	(0.7%)		37,236,673	37,566,118	(0.9%)

Cargo Ton Miles (000):	207,974	209,600	(0.8%)		561,796	568,964	(1.3%)

Endnote:
[a] Results include flights operated under contract carrier arrangements.